Exhibit 99.1

Paramount Group, Inc. (together with its consolidated subsidiaries, “Paramount,” the “Company,” “we,” “our” or “us”) is a fully-integrated REIT focused on owning, operating, managing, acquiring and redeveloping high-quality, Class A office properties in select central business district submarkets of New York City, Washington, D.C. and San Francisco. As of September 30, 2015, our portfolio consisted of 12 Class A office properties aggregating approximately 10.4 million square feet that was 92.9% leased. We conduct our business through, and substantially all of our interests in properties are held by the Paramount Group Operating Partnership LP (the “Operating Partnership”). We are the sole general partner of, and owned approximately 80.4% of the Operating Partnership as of September 30, 2015. We were incorporated in Maryland as a corporation on April 14, 2014 to continue the business of our Predecessor (as defined below) and did not have any meaningful operations until the completion of the Formation Transactions and the Offering; both of which are more fully described below.

In connection with our initial public offering (the “Offering”), we completed the following transactions:

•	Issued a total of 150,650,000 common shares at a public offering price of $17.50 per share;

•	Acquired, through the Formation Transactions, substantially all of the assets of our Predecessor and the assets of the Property Funds, as defined below, that it controlled, as well as the interests of unaffiliated third parties in certain properties, for a combination of common shares, common units and cash, and;

•	Entered into a $1.0 billion senior unsecured revolving credit facility, with an accordion feature to increase the availability to $1.25 billion under certain circumstances.

We commenced our operations on November 24, 2014, upon completion of the Offering and related Formation Transactions. We received net proceeds of approximately $2.5 billion from the Offering, and contributed the net proceeds to the Operating Partnership. The net proceeds were used to repay outstanding indebtedness and applicable prepayment costs, exit fees, defeasance costs and settlement of interest rate swap liabilities associated with such repayment at the time of the Formation Transactions, and to pay cash consideration in the Formation Transactions for interests in joint ventures that owned real estate.

Formation Transactions

We entered into a series of Formation Transactions (the “Formation Transactions”), concurrently with the completion of the Offering, pursuant to which we acquired substantially all of the assets of our Predecessor and all of the assets of the Property Funds that it controlled, other than their interests in 60 Wall Street, 50 Beale Street, and a residual 2.0% interest in One Market Plaza. In addition, as part of the Formation Transactions, we also acquired the interests of certain unaffiliated third parties in 1633 Broadway, 31 West 52nd Street and 1301 Avenue of the Americas.

Our Predecessor

Our Predecessor is not a legal entity but a combination of entities under common control as they were entities controlled by members of the Otto family that held various assets, including interests in (i) 15 private equity real estate funds controlled by our Predecessor (which included nine primary funds and six parallel funds) (collectively, the “Funds”) that owned interests in 12 properties, (ii) a wholly-owned property, Waterview, in Rosslyn, Virginia, and (iii) three partially owned properties in New York, NY.

Below is a summary of the 15 private equity real estate funds that were controlled by our Predecessor prior to the completion of the Formation Transactions.

The following funds (collectively referred to herein as the “Property Funds”), were formed to invest in office buildings and related facilities throughout the United States, particularly in New York City, Washington, D.C. and San Francisco:

•	Paramount Group Real Estate Fund I, L.P.

•	Paramount Group Real Estate Fund II, L.P.

•	Paramount Group Real Estate Fund III, L.P.

•	Paramount Group Real Estate Fund IV, L.P.

•	PGREF IV Parallel Fund (Cayman), L.P.

•	Paramount Group Real Estate Fund V (CIP), L.P.

•	Paramount Group Real Estate Fund V (Core), L.P.

•	PGREF V (Core) Parallel Fund (Cayman), L.P.

•	Paramount Group Real Estate Fund VII, LP

•	Paramount Group Real Estate Fund VII-H, LP

The following fund was formed to acquire, develop and manage the residential development project at 75 Howard Street:

•	Paramount Group Residential Development Fund, LP (“Residential Fund”)

The following funds were formed to invest in real estate related assets including public/private debt and/or equity interests in assets, companies, or other structures involved directly or indirectly in real estate and/or originate, acquire, or issue loans to public/private real estate companies:

•	Paramount Group Real Estate Special Situations Fund, L.P.

•	Paramount Group Real Estate Special Situations Fund–H, L.P.

•	Paramount Group Real Estate Special Situations Fund–A, L.P.

•	Paramount Group Real Estate Fund VIII, L.P.

The Property Funds and Residential Fund owned interests in the following properties:

•	1633 Broadway, New York, NY

•	60 Wall Street, New York, NY

•	900 Third Avenue, New York, NY

•	31 West 52nd Street, New York, NY

•	1301 Avenue of the Americas, New York, NY

•	One Market Plaza, San Francisco, CA

•	50 Beale Street, San Francisco, CA

•	75 Howard Street, San Francisco, CA

•	Liberty Place, Washington, D.C.

•	1899 Pennsylvania Avenue, Washington, D.C.

•	2099 Pennsylvania Avenue, Washington, D.C.

•	425 Eye Street, Washington, D.C.

As discussed above, in connection with the Offering and the Formation Transactions, we acquired substantially all of the assets of our Predecessor and all of the assets of the Property Funds that it controlled, other than its interests in 60 Wall Street, 50 Beale Street and a residual 2.0% interest in One Market Plaza. In addition, as part of the Formation Transactions, we also acquired the interests of certain unaffiliated third parties in 1633 Broadway, 31 West 52nd Street and 1301 Avenue of the Americas.

The following is a summary of the properties acquired from the Property Funds, including our ownership percentage and the basis of accounting prior to and subsequent to the completion of the Offering and Formation Transactions.

	Pre-Formation Transactions		Post-Formation Transactions
Property	Ownership	Basis of Accounting	Ownership		Basis of Accounting
1633 Broadway	75.5%	Investment Company	100.0	%(1)	Historical Cost - Consolidated
1301 Avenue of the Americas	75.5%	Investment Company	100.0	%(2)	Historical Cost - Consolidated
31 West 52nd Street	62.3%	Investment Company	64.2	%(3)	Historical Cost - Consolidated
900 Third Avenue	100.0%	Investment Company/Equity Method	100.0	%(4)	Historical Cost - Consolidated
Liberty Place	100.0%	Investment Company	100.0%		Historical Cost - Consolidated
425 Eye Street	100.0%	Investment Company	100.0%		Historical Cost - Consolidated
1899 Pennsylvania Avenue	100.0%	Investment Company	100.0%		Historical Cost - Consolidated
2099 Pennsylvania Avenue	100.0%	Investment Company	100.0%		Historical Cost - Consolidated
One Market Plaza	49.0%	Investment Company	49.0	%(5)	Historical Cost - Consolidated

(1)	As part of the Formation Transactions, we acquired the remaining 24.5% interest we did not previously own, for $182,834,000 of which $108,385,000 was in cash and $74,449,000 was in common shares.
(2)	As part of the Formation Transactions, we acquired the remaining 24.5% interest we did not previously own, for $86,960,000 in cash.
(3)	As part of the Formation Transactions, we acquired a 1.9% interest from one of our joint venture partners, for $4,950,000 in common units.
(4)	Prior to the Formation Transactions, our Predecessor owned a direct 11.8% interest in the property and the remaining 88.2% interest was held by the Property Funds that our Predecessor controlled.
(5)	In addition to our direct 49.0% interest in the property, we are also the general partner of a limited partnership that holds a 2.0% interest in the property. As a result, we have a 51.0% voting interest and control in the property; accordingly, we consolidate the operations of the property into our consolidated financial statements.

The following is a summary of the properties previously owned by our Predecessor that were not held through funds, including our ownership percentage and the basis of accounting prior to and subsequent to the completion of the Offering and Formation Transactions.

	Pre-Formation Transactions		Post-Formation Transactions
Property	Ownership	Basis of Accounting	Ownership		Basis of Accounting
1325 Avenue of the Americas	50.0%	Historical Cost - Equity Method	100.0	%(1)	Historical Cost - Consolidated
712 Fifth Avenue	50.0%	Historical Cost - Equity Method	50.0%		Historical Cost - Equity Method
Waterview	100.0%	Historical Cost - Consolidated	100.0%		Historical Cost - Consolidated

(1)	As part of the Formation Transactions, we acquired the remaining 50.0% interest we did not previously own for $130,381,000 in common shares. This transaction was accounted for as a step acquisition in which we obtained control and consolidated the property.

The acquisition of the above properties was accounted for as transactions among entities under common control. However, since the assets that we acquired from our Predecessor are no longer held by funds which qualify for investment company accounting, we account for these assets following the Formation Transactions using consolidated historical cost accounting.

Paramount Group, Inc. Pro Forma Financial Information (unaudited)

The following sets forth Paramount Group, Inc.’s unaudited pro forma combined consolidated income statement for the year ended December 31, 2014.

In connection with the Offering and related Formation Transactions, we acquired substantially all of Paramount Predecessor’s assets and the assets of the Property Funds that it controlled, as well as the interests of unaffiliated third parties in certain properties, for a combination of common shares, common units and cash. Historically, with one exception, the private equity real estate funds that were controlled by Paramount Predecessor qualified as investment companies pursuant to Accounting Standards Codification 946 Financial Services—Investment Companies, and, as a result, were accounted for using the specialized accounting applicable to investment companies. In accordance with investment company accounting, the investments of the funds that qualified as investment companies were reflected on Paramount Predecessor’s combined consolidated balance sheet at fair value as opposed to historical cost, and Paramount Predecessor’s combined consolidated income statements did not reflect revenues and other income or operating and other expenses from the operations underlying these investments. Instead, these income statements reflected the changes in fair value of these funds’ investments, whether realized or unrealized, and distributions received by these funds from their investments.

The Formation Transactions were accounted for as transactions among entities under common control. However, as the assets that were acquired from the Property Funds are no longer held by funds which qualify for investment company accounting, we account for these assets following the Formation Transactions under either consolidated historical cost accounting or the equity method of historical cost accounting, including the fund investments that had previously been accounted for using investment company accounting. We have made pro forma adjustments to reflect this change from investment company accounting to consolidated historical cost or equity method accounting as appropriate.

The accompanying unaudited pro forma combined consolidated income statement is presented for informational purposes only and is based on available information and estimates that we believe are reasonable, and is being presented as if the Offering and the Formation Transactions had occurred on January 1, 2014. This information includes various estimates and may not necessarily be indicative of the results of operations that would have occurred.

PARAMOUNT GROUP, INC.

Pro Forma Combined Consolidated Income Statement

For the Year Ended December 31, 2014

(unaudited)

(Amounts in thousands)	Paramount Group, Inc. Period from 11/24/14- 12/31/14	Paramount Predecessor Period from 1/1/14-11/23/14	Unwinding Investment Company Accounting	Acquisition of Joint Venture Interests	Repayment of Debt and New Credit Facility	Other Pro Forma Adjustments	Eliminations and Reclassifications	Paramount Group, Inc. Pro Forma
	(A)	(B)	(C)	(D)	(E)	(F)	(G)
REVENUES:
Rental income	$57,465	$30,208	$293,949	$173,991	$—	$—	$—	$555,613
Tenant reimbursement income	5,865	1,646	24,744	18,706	—	—	—	50,961
Distributions from real estate fund investments	—	17,083	(4,207)	—	—	—	(12,876)	—
Realized and unrealized gains, net	—	129,354	(85,338)	—	—	—	(44,016)	—
Fee income	2,805	49,098	(9,885)	(19,585)	—	(10,488)	—	11,945
Other income	—	—	2,424	4,019	—	—	—	6,443

Total Revenue	66,135	227,389	221,687	177,131	—	(10,488)	(56,892)	624,962
EXPENSES:
Operating	26,011	15,862	123,887	70,504	—	—	—	236,264
Depreciation and amortization	34,481	10,203	157,421	94,897	—	—	—	297,002
General and administrative	2,207	30,912	5,701	100	—	4,075	—	42,995
Profit sharing compensation	—	12,041	(12,041)	—	—	—	—	—
Other	—	7,974	—	—	—	—	(7,974)	—

Total Expenses	62,699	76,992	274,968	165,501	—	4,075	(7,974)	576,261

Operating income (loss)	3,436	150,397	(53,281)	11,630	—	(14,563)	(48,918)	48,701
Income from real estate fund investments	1,412	—	—	—	—	—	56,892	58,304
Income from unconsolidated joint ventures	938	4,241	8,174	(8,276)	—	172	—	5,249
Unrealized gain (loss) on interest rate swaps	15,084	(673)	49,766	25,226	—	—	—	89,403
Interest and other income	(179)	2,479	—	—	—	(78)	—	2,222
Interest expense	(43,743)	(28,585)	(149,590)	(54,070)	80,461	366	25,717	(169,444)
Acquisition, transaction and formation related costs	(143,437)	—	—	—	—	—	137,545	(5,892)
Gain on consolidation of an unconsolidated joint venture	239,716	—	—	—	—	—	(239,716)	—

Income (loss) before taxes	73,227	127,859	(144,931)	(25,490)	80,461	(14,103)	(68,480)	28,543
Provision for income taxes	(505)	(18,461)	(611)	—	—	18,461	—	(1,116)

Net income (loss)	72,722	109,398	(145,542)	(25,490)	80,461	4,358	(68,480)	27,427
Net income (loss) attributable to noncontrolling interests in: Consolidated joint ventures and funds	(1,488)	(87,888)	85,402	(11,091)	—	—	—	(15,065)

Net income (loss) attributable to Paramount Group	71,234	$21,510	$(60,140)	$(36,581)	$80,461	$4,358	$(68,480)	12,362

Net income attributable to noncontrolling interests in the Operating Partnership	(13,926)							(2,417)

Net income attributable to common stockholders	$57,308							$9,945

Paramount Group, Inc.

Notes to Pro Forma Combined Consolidated Income Statement

(unaudited)

Adjustments to the Pro Forma Combined Consolidated Income Statement

(A) Paramount Group, Inc.

Represents the income statement of Paramount Group, Inc., for the period from November 24, 2014 to December 31, 2014, which has been the parent entity since the completion of the Offering and the Formation Transactions.

(B) Paramount Predecessor

Reflects the historical combined consolidated income statement of Paramount Predecessor for the period from January 1, 2014 to November 23, 2014. Upon completion of the Offering and the Formation Transactions, Paramount Predecessor’s assets and property management functions were transferred to Paramount Group, Inc.

(C) Unwinding Investment Company Accounting

Represents the impact of the change in the method of accounting for the investments of the private equity real estate funds controlled by Paramount Predecessor that were acquired in the Formation Transactions.

Under investment company accounting, this income statement of Paramount Predecessor reflects the change in fair value of the investments of the private equity real estate funds controlled by Paramount Predecessor, whether realized or unrealized, and distributions received by these funds from their investments. In order to reflect the change in the method of accounting for the investments of these funds that we acquired in the Formation Transactions, the revenues reflected as distributions from real estate fund investments and realized and unrealized gains, net were reversed and the results of the operations underlying these investments, as if they had been accounted for using either consolidated historical cost accounting or the equity method of historical cost accounting, as applicable, were recorded. Additionally, for the properties that are consolidated as a result of unwinding the investment company accounting, all property management fees that we earned from managing these properties were eliminated against operating expenses.

This adjustment also reflects the termination of all preexisting profit sharing compensation agreements and the acquisition of the underlying participation rights by the Company. Profit sharing compensation results from the contractual participation by certain employees in the fee income and real estate appreciation of the general partners of the private equity real estate funds controlled by Paramount Predecessor. As a result of the Formation Transactions, the agreements governing such participation arrangements were terminated, all such participation by employees ended, and all general partner interests were retained by the Company.

Rental income includes the amortization, on a straight-line basis, of fair value of above- and below-market leases over the lives of the remaining lease terms. Depreciation and amortization includes (i) depreciation on buildings and improvements, which is recorded on a straight-line basis over the useful lives of the properties and (ii) amortization of tenant improvements and in-place leases, which are amortized on a straight-line basis over the lives of the related leases.

(D) Acquisition of Joint Venture Interests

As a part of the Formation Transactions, we acquired (i) the remaining 24.5% joint venture interest in 1633 Broadway that we previously did not own, (ii) our joint venture partner’s 50% interest in 1325 Avenue of the Americas, (iii) 1.883% joint venture interest in 31 West 52nd Street from one of our two joint venture partners and (iv) the remaining 24.5% joint venture interest in 1301 Avenue of the Americas that we previously did not own in exchange for either cash, common units of the Operating Partnership or shares of our common stock. These adjustments reflect our acquisition of these interests and the change in accounting of these properties to consolidated historical cost accounting.

Paramount Group, Inc.

Notes to Pro Forma Combined Consolidated Income Statement

(unaudited)

Adjustments to the Pro Forma Combined Consolidated Income Statement—(Continued)

(E) Repayment of Debt and New Credit Facility

Reflects the net decrease in interest expense resulting from (i) the repayment of $2.1 billion of existing debt upon the completion of the Offering, partially offset by (ii) the amortization of debt issuance costs incurred in connection with a new $1.0 billion senior unsecured revolving credit facility that was entered into upon completion of the Formation Transactions.

(F) Other Pro Forma Adjustments

Reflects adjustments relating to the matters described below.

Fee income

As part of the Formation Transaction, the property management agreement for certain properties held with a joint venture partner have been adjusted. This adjustment reflects the new fee arrangement.

General and administrative

Represents share-based compensation expense in connection with awards that were granted upon completion of the Offering pursuant to our 2014 Equity Incentive Plan. Compensation expense related to awards granted is recognized in accordance with ASC 718, Compensation—Stock Compensation. This adjustment reflects share-based compensation expense relating to the issuance of an aggregate of (i) 1,500,000 stock options, which have an exercise price equal to the offering price, and (ii) 857,143 LTIP units of the Operating Partnership, that were granted to our executive officers, employees and other key persons. These awards vest ratably over a 5-year vesting period. In addition, this adjustment also reflects compensation expense related to the issuance of an aggregate of (i) 28,570 LTIP units of the Operating Partnership and (ii) 5,714 shares of restricted stock, that were granted to our non-employee directors.

Income from unconsolidated joint ventures

Reflects the equity in net income of for Paramount Predecessor’s acquisition of a 9.5% partnership interest in Oder-Center, Germany.

Interest and other income

Paramount Predecessor offered a deferred compensation program to certain management employees. Under the program, Paramount Predecessor had established a plan in 1993 (the “1993 Plan”) and a plan in 1999 (the “1999 Plan”). As part of the Formation Transactions, the 1999 plan was liquidated and the proceeds were distributed to its participants.

Interest expense

Reflects the net decrease in interest expense resulting from the issuance of notes payable and the repayment of a fund level loan.

Provision for income taxes

Reflects the reduction of the provision for income taxes as a result of the fact that Paramount Group, Inc. qualifies as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2014. Paramount Predecessor accounted for income taxes using the asset and liability method of accounting.

Paramount Group, Inc.

Notes to Pro Forma Combined Consolidated Income Statement

(unaudited)

Adjustments to the Pro Forma Combined Consolidated Income Statement—(Continued)

(G) Eliminations and Reclassifications

Reflects adjustments relating to the matters described below.

Reclassifications

Represents reclassifications made to the presentation of Predecessor’s income statement line items to conform to the current presentation, including the presentation of “Income from real estate fund” and “Acquisition, transaction and formation related costs”.

Interest expense

Represents the elimination of debt breakage costs incurred in connection with the pay down of existing debt upon completion of the Offering and Formation Transactions.

Acquisition, transaction and formation related cost

Represents the elimination of costs associated with the Formation Transactions, including (i) stock-based compensation expense in connection with one-time founders’ grant, (ii) transfer taxes and (iii) accounting, legal and professional fees.

Gain on consolidation of an unconsolidated joint venture

In connection with the acquisition of our joint venture partner’s 50% interest in 1325 Avenue of the Americas, Paramount Group, Inc. recognized a gain comprised of (i) the excess of the fair value of the property over the carrying value of our 50% interest and (ii) a purchase gain on the 50% we acquired from our joint venture partner. The adjustment reflects the elimination of this gain.